Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Emerging Markets Innovators Fund:

We consent to the use of our report dated October 20, 2014, with respect to the financial statements and financial highlights of Oppenheimer Emerging Markets Innovators Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

s/ KPMG LLP

-------------------------

KPMG LLP

Denver, Colorado
December 22, 2014